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                                 Exhibit 23(C)



                   CONSENT OF SANSOME STREET APPRAISERS, INC.
                   __________________________________________



We hereby consent to the use in this Registration Statement on Form S-4 of Compudyne, Corporation of our Fairness Opinion dated March 13, 2002 relating to the fairness, from a financial point of view, of the consideration to be paid by CompuDyne Corporation to the shareholders of Tiburon, Inc. in conjunction with the transactions described in the Registration Statement.

/s/ John D. Menke, President

Sansome Street Appraisers, Inc.
San Francisco, California
March 22, 2002